SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 20, 2019

OMNOVA SOLUTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25435 Harvard Road, Beachwood, Ohio		44122-6201
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (216) 682-7000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On March 20, 2019, OMNOVA Solutions Inc. (the “Company”) held its 2019 Annual Meeting of Shareholders (the "Annual Meeting").

At the Annual Meeting, the Company's shareholders elected all three of the Company's nominees for terms to expire at the Company's 2022 annual meeting of shareholders, ratified the appointment of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2019, and approved on an advisory basis the Company’s compensation program for its named executive officers.

The final voting results from the Annual Meeting are as follows:

Proposal 1—Election of directors

Nominee	For	Against	Abstain	Broker Non-Votes
David J. D'Antoni	34,687,031	2,533,299	76,265	3,821,081
Steven W. Percy	34,748,121	2,470,509	77,965	3,821,081
Allan R. Rothwell	36,119,793	1,098,957	77,845	3,821,081

Proposal 2—Ratification of the appointment of Ernst & Young as the Company’s independent auditors for fiscal year 2019

For	Against	Abstain	Broker Non-Votes
40,200,936	894,672	22,068	—

Proposal 3—Advisory approval of the compensation program for the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
35,460,369	1,805,562	30,664	3,821,081
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA SOLUTIONS INC.

By:	/s/ Frank P. Esposito
Name:	Frank P. Esposito
Title:	Vice President, Corporate Secretary and Investor Relations; Assistant General Counsel
Date:	March 22, 2019